UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 5, 2018

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2018, the Board of Directors (the “Board”) of Darling Ingredients Inc. (the “Company”) elected Nicole M. Ringenberg to the Board and appointed her as a member of the Board’s Audit Committee, effective immediately. In connection with Ms. Ringenberg’s election to the Board, the size of the Board was increased to eleven members. The Board has determined that Ms. Ringenberg is an independent director under the applicable New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines.

In connection with her service as a director, Ms. Ringenberg will receive the Company’s standard non-employee director compensation (which was disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2018), including a pro-rata grant of restricted stock units. In addition, the Company will enter into its standard form of Indemnification Agreement for directors and executive officers with Ms. Ringenberg, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2008, and is incorporated herein by reference.

There is no arrangement or understanding between Ms. Ringenberg and any other persons pursuant to which she was selected as a director, nor are there any transactions in which Ms. Ringenberg has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Ringenberg’s election to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press release dated November 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: November 6, 2018	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel

3